Exhibit 2

Transactions in the Shares During the Past 60 Days

Class of Security	Securities Purchased	Price ($)	Date of Purchase

STEEL CONNECT SUB LLC

Class A Common Stock	10,000	9.9605	01/06/2025
Class A Common Stock	30,071	9.5008	01/07/2025
Class A Common Stock	10,000	9.0305	01/10/2025
Class A Common Stock	22,734	8.8556	01/13/2025
Class A Common Stock	52,266	9.0715	01/14/2025
Class A Common Stock	20,000	8.9802	01/17/2025
Class A Common Stock	50,000	8.8567	01/21/2025
Class A Common Stock	16,034	8.7787	01/22/2025
Class A Common Stock	20,000	8.8002	01/23/2025
Class A Common Stock	52,517	8.8683	02/06/2025
Class A Common Stock	35,455	9.0277	02/07/2025
Class A Common Stock	4,191	9.0276	02/10/2025
Class A Common Stock	59,953	9.1993	02/11/2025
Class A Common Stock	225,583	9.2781	02/12/2025
Class A Common Stock	250,000	9.4379	02/13/2025
Class A Common Stock	400,000	9.5282	02/14/2025
Class A Common Stock	321,851	7.4350	02/28/2025
Class A Common Stock	125,000	7.0220	03/03/2025
Class A Common Stock	22,005	7.1680	03/06/2025
Class A Common Stock	22,796	7.4151	03/07/2025